Exhibit 99a


JOINT FILER INFORMATION
FORM 3


Other Reporting Person
----------------------

Name:      Acme Associates, Inc.

Address:   322 Green Pond Road
           Hibernia, NJ  07842

CIK#:      0001270050


Designated Filer:  Carole Salkind


Issuer & Ticker Symbol:  NCT Group, Inc. (NCTI)


Date of Event
Requiring Statement:     09/30/03